DUNHAM & ASSOCIATES INVESTMENT COUNSEL, INC.

CODE OF ETHICS AND CONDUCT

Dunham & Associates Investment Counsel, Inc.

I.

Introduction

This  Code  of  Ethics  and  Conduct  (the  “Code”)  has  been  adopted  by  Dunham  &

Associates  Investment  Counsel,  Inc.  (DAIC)  in  accordance  with  Rule17j-1  (the

“Rule”)  under  the  Investment  Company  Act  of  1940  (the  “Act”)  and  Rule  204-2

of  the  Investment  Advisers  Act  of  1940.   The  purpose  of  this  code  is  to  establish

guidelines  and  procedures  to  identify  and  prevent  persons  from  breaching  their fiduciary  duties  and  to  deal  with other  situations  that  may  be  deemed  a  conflict  of interest. We are required to provide this Code to you and any subsequent updates.

In  addition,  federal  securities  laws  require  investment  advisers  and  broker-dealers to  adopt  policies  and  procedures  to  identify  and  prevent  the  misuse  of  material

non-public  information.   Therefore,  DAIC  has  adopted  an  Insider  Trading  Policy that applies to all employees.

All  known  violations  of  the  code  should  be  promptly  discussed  with  the  Director of  Compliance.  If  you  are  concerned  in  any  way  about  the  consequences  of reporting  violations,  please  consider  reporting on  an  anonymous  basis.  DAIC  will make effort to treat any information provided with confidentiality.

Carefully  read  the  guidelines  and  procedures  of  this  Code  and  the  Insider  Trading

Policy  (Appendix  I).   After  you  sufficiently  understand  the  terms  and  conditions,

please   sign,   date,   and   return   the   attached   acknowledgement   of   receipt   and

Certificate  of  Compliance  and  Personal  Holdings.    Please  retain  a  copy  of  this

Code for your reference.

II.

Definitions

The following terms are defined as follows:

Advisory Person

Advisory Person of a Fund or of a Fund's investment adviser means:

Any director, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment advisor) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any

recommendations with respect to such purchases or sales. As

presently structured, DAIC personnel do not fit under this

definition

Any natural person in a control relationship to the Fund or

investment adviser who obtains information concerning

recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund. As presently structured,

DAIC personnel do not fit under this definition.

Access Person

means   employees   of   DAIC   with   access   or   potential   access   to

material  inside  information  regarding  client  trades  placed  directly by  DAIC  or  its  clients.  This  includes  senior  managers  of  DAIC  and all  employees  in  the  following  departments:  Client  Services,  Sales

and     Marketing,     Analyst     Group,     Compliance,     Technology,

Operations, and Finance.

Note:   Non-access   persons   are   required   to   meet   all   duplicate

confirmation/statement requirements.

Beneficial

Ownership:

means any interest in a Security for which an Access Person or any

member   of   his   or   her   immediate   family   (relative   by   blood   or

marriage  living  in  the  same  household)  can  directly  or  indirectly

receive  a  monetary  benefit.    This  term  also  includes  the  right  to

buy or sell a Security, or to vote or direct the voting of a Security.

Personal Securities

Transaction:

means  any  transaction  in  which  an  Access  Person  or  his  or  her immediate  family  acquires  or  disposes  of  a  covered  Security  in which  any  such  person  has  or  gains  a  direct  or  indirect  Beneficial

Ownership interest.

Control:

means   the   power   to   exercise   a   controlling   influence   over   the

management  or  policies  of  a  company  (unless  such  power  is  solely

the  result  of  an  official  position  with  the  company).   Any  person

who  owns  (directly  or  through  one  or  more  controlled  companies),

more  than  25%  of  the  voting  securities  of  a  company  shall  be presumed to control such company.

Covered Security:

means all financial instruments except:

-     debt securities issued by the U.S. government or its agencies or instrumentalities;

-     bankers’ acceptances;

-     bank certificates of deposit;

-     commercial paper;

-     shares of Money market funds

-     Transactions   in   units   of   a   unit   investment   trust   if   the   unit

investment  trust  is  invested  exclusively  in  unaffiliated  mutual funds

-     shares  of  registered  open-end  investment  companies  (mutual funds but not including the Dunham Funds)

Certain  covered  securities,  including  Closed-end  funds,  HOLDRS,

ETFs,   and   the   Dunham   Funds   are   subject   to   the   reporting

requirements   of   the   Code,   but   may   not   be   subject   to   trading

restrictions such as preclearance or holding period limitations.

Supervised Person      means any employee of DAIC

III.

General Prohibitions

This  Code  applies  to  all  Supervised  Persons.     The  Code  acknowledges  the  general

principles that all Supervised Persons of an Investment Adviser:

-     owe a fiduciary obligation to all Clients;

-     have  the  duty  at  all  times  to  place  the  interest  of  all  Clients first;

-     must  conduct  their  personal  securities  transactions  in  a  manner that  avoids  conflicts  of  interest  or  abuses  their  position  of  trust and responsibility; and

-     should   not   take   improper   advantage   of   their   positions   in

relation to Clients.

The Code makes it unlawful, when buying or selling securities for accounts in which they hold  an  interest  to  engage  in  activities  that  are  dishonest,  manipulative,  or  that  involve

false  or  misleading  statements.    No  person  shall  use  any  information  concerning  the

investments  or  investment  intentions  of  a  Client  or  legally  affiliated  entities  for  personal gain or in a manner harmful to the interests of any Client.

In  this  regard,  no  Person  shall,  directly  or  indirectly  in  connection  with  the  purchase  or sale of a Security held or to be acquired by any Client:

-     employ  any  device,  scheme,  or  artifice  to  defraud  any  Client;

or

-     make  any  untrue  statement  of  a  material  fact  or  omit  to  state  a material fact that could be misleading; or

-     engage in an act, practice, or course of business which operates or would operate as fraud or deceit upon any Client; or

-     engage in any manipulative practice with respect to any Client.

This Code requires Access Persons to report their covered personal securities transactions as described in Section VI.

IV.

Prohibited Transactions

Prohibited Securities Transactions

No  Access  Person  may  engage  in  a  Securities  transaction  in  a  covered  security  if  he  or she knows or should know at the time of entering into the transaction that:

-     DAIC  has  personally  engaged  in  and  executed  a  transaction  in the  same  or  equivalent  security  for  a  Client  within  the  last seven (7) days.

-     DAIC  has  engaged  in  or  is  considering  executing  a  transaction in the same security for a Client within the next seven (7) days.

With  the  exception  of  Closed-end  funds,  HOLDRS,  ETFs,  the  Dunham  Funds,  and

Private Placements (see requirements for initial investment), when purchasing or selling a covered personal Securities transaction an Access Person must:

-     obtain   advance   written   clearance   of   such   transaction   in

accordance with Section V of this Code; and

-     report to the Compliance Department the information described in Section VII of this Code.

Personal Securities Transactions – De Minimis Exception

Trades within the 7 day window

The  Code  permits  Access  Persons  who  have  satisfied  the  pre-clearance  requirements  of

Section  V  of  this  Code  to  purchase  a  covered  Security  regardless  of  the  fact  that  a  client of DAIC may be placed in the Security, under the following conditions:

Equity Securities:

-     purchase  or  sale  of  500  shares  or  less  and  totaling  less  than

$15,000  (over  a  rolling  30  day  period)  by  the  Access  Person  or members  of  their  immediate  family  if  the  issuer  is  listed  on  the

NYSE,  AMEX,  or  NASDAQ    (or  5  options  with  expiration

beyond the next expiration) and

-      the  issuer’s  market  capitalization  is  greater  than  $1  billion

(underlying security for options) or

Debt Securities:

-     purchase  or  sale  of  100  units  ($100,00  principal  amount)  or less  (over  a  rolling  30  day  period)  by  the  Access  Person  or members of their immediate family; and

-     the issuer’s market capitalization is greater than $1 billion.

Initial Public Offerings

No Access Person may engage in a personal Securities transaction in a Security subject to

an  initial  public  offering.    Exceptions  are  only  with  the  prior  written  approval  of  the

Director of Compliance.

Private Placements

An   Access   Person   may   not   initially   subscribe   to   a   private   placement   without   first

receiving  the  written  approval  of  the  Director  of  Compliance.    The  Access  person  is

subject   to   initial   approval   and   subsequent   reporting,   but   not   to   pre   clearance   of

subsequent investments in the same series of partnerships.

Ban on Short-Term Trading Profits

With  the  exception  of  ETFs,  HOLDRS,  Closed-end  funds,  Private  Placements,  and  the

Dunham  Funds,  all  of  which  have  no  required  holding  period,  no  Access  Person  may engage  in  a  Covered  Securities  transaction  involving  the  profitable  purchase  and  sale,  or sale  and  purchase,  of  a  security  where  the  holding  time  is  less  than  60  calendar  days  (see separate time periods for options). Absent an acceptable  circumstance, profits  realized on such short-term trades shall be disgorged to a charity selected by the Access Person.

The  ban  on  short-term  trading  profits  does  not  prohibit  closing  positions  at  a  loss  within the  60  day  period,  subject  to  the  conditions  of  the  Prohibited  Securities  Transactions

section  and  the  De  Minimis  exemptions.   New  positions  subsequently  established  after  a

loss is taken may be reopened in the same security, but must be pre cleared.

Option  positions  opened  should  reflect  an  expiration  date  beyond  the  next  upcoming expiration  date.  For  instance,  an  option  opened  on  Dec  15  should  reflect  expiration  in

January  or  beyond,  not  a  short-term  December  expiration  date.   Profitable  options  may

not  be  sold  until  the  expiration  week  or  60  days  (whichever  is  less)  at  which  the  time  the option can be closed or exercised without pre clearance or approval.

Closing option positions at a loss within the holding period is permitted and subject to the

conditions   of   the   Prohibited   Securities   Transactions   section   and   the   De   Minimis

exemptions.  New  option  positions  subsequently  established  after  a  loss  is  taken  may  be opened in the same option, but must be pre cleared.

Gifts

No  Supervised  Person  may  seek  any  gift,  favor,  gratuity,  or  preferential  treatment  from any person or entity that:

-     does business with or on behalf of DAIC;

-     that is or may appear to be connected with any present or future

business    dealings    between    DAIC    and    that    person    or

organization;

-     which may create or appear to create a conflict of interest.

Only gifts offered as a courtesy may be accepted.

Discretion  should  be  used  in  accepting  invitations  for  dinners,  evening  entertainment,

golf outings, sporting events, or theater.  When accepting such invitations, DAIC requires that  the  person  offering  the  invitation  be  in  attendance  in  order  to  accept  the  invitation.

No   employee   should   offer   any   gifts,   favors,   or   gratuities   that   could   be   viewed   as

influencing  decision-making  or  otherwise  could  be  considered  as  creating  a  conflict  of interest on the part of the recipient.

Service as a Director

No  Supervised  Person  may  serve  on  the  board  of  directors  for  any  publicly  traded

company  without  first  obtaining  the  approval  of  the  CEO  of  DAIC.   Supervised  persons

must not trade any securities during the black out period imposed by the public company.

During  the  open  windows,  the  Supervised  Person  may  buy  or  sell  the  security,  but  must pre-clear  the  transaction  with  both  the  CFO  of  the  public  company  and  the  CCO  of

DAIC.  Any  purchases  or  sales  must  be  for  investment  purposes.  No  short-term  trading  is permitted.

In  addition,  any  Supervised  Person  that  wishes  to  serve  on  the  board  of  directors  of  a privately  held  company  must  first  provide  confirmation  that  no  business  relationship

exists   between   DAIC   and   the   company.   Supervised   persons   should   include   private

securities  and  options  on  their  initial  and  annual  list  of  holdings  and  preclear  purchases and sales of such securities with Compliance.

Front-Running

No  Access  Person  may  knowingly  engage  in  front-running  an  order  or  recommendation,

even  if  the  Access  Person  is  not  handling  the  order  or  the  recommendation  (and  even  if the order or recommendation is for someone other than the Access Person).

Inside Information

No   Access   Person   may   use   material,   non-public   information   about   any   issuer   of

Securities,   whether   or   not   such   Securities   are   held   by   DAIC(s)   or   are   suitable   for

inclusion  in  such  portfolios,  for  personal  gain  or  on  behalf  of  a  Client.    Any  Access

Person  who  believes  he  or  she  is  in  possession  of  such  information  must  contact  DAIC’s

Director  of  Compliance  immediately  to  discuss  the  information  and  the  circumstances

surrounding   its   receipt.     This   prohibition   does   not   prevent   an   Access   Person   from

contacting  officers  and  employees  of  issuers  or  other  investment  professionals  in  seeking

information  about  issuers  that  has  been  publicly  disseminated.    (Refer  to  Dunham  &

Associate’s Insider Trading Policy attached as Appendix I for more information).

V.

Pre-Clearance Procedures

Procedures for Pre-Clearance

Approval Requirements

With  the  exception  of  ETFs,  HOLDRS,  Closed-End  Funds,  the  Dunham  Funds,  and

Private  Placements  (see  requirements  for  initial  investment)  an  Access  Person  must obtain  written  pre-clearance  for  covered  securities  from  the  Director  of  Client  Services

and  the  Compliance  Department.    Pre-clearance  of  transactions  under  the  De  Minimis

exemption is also be obtained under the same process.

Time of Clearance

Pre-Clearance  must  be  obtained  on  the  date  of  the  proposed  transaction  and  is  valid  for the date approved and the next business day.

Form

Pre-Clearance   must   be   obtained   in   writing   by   completing   and   signing   a   Trade

Preclearance  Form  (including  the  details  of  the  proposed  transaction)  or  obtaining  other written authorization from the required persons.  An example of such form is attached.

Filing

The  Compliance  Department  will  retain  a  copy  of  all  Personal  Trading  Authorization

Forms and other trade authorizations.

Factors Considered in Clearance of Personal Transactions

Generally,  the  factors  described  below  will  be  considered  in  determining  whether  or  not

to  clear  a  proposed  personal  securities  transaction.   However,  if  warranted  by  the  nature

of  the  Securities  transaction,  the  Director  of  Compliance  has  the  authority  to  clear  a

Securities  transaction  on  any  basis.  A  narrative  explanation  of  the  rationale  may  be included on the Personal Trading Authorization Form:

-     whether   the   amount   or   nature   of   the   transaction   or   person

making  it  is  likely  to  affect  the  price  of  or  market  for  the

Security;

-     whether   the   transaction   would   create   the   appearance   of

impropriety, whether or not an actual conflict exists;

-     whether  the  transaction  is  non-voluntary  on  the  part  of  the individual, such as a receipt of a stock dividend;

-     whether  the  Security  is  currently  being  considered  for  solicited purchase  or  sale  by  DAIC  or  has  been  considered  in  the  past

(7) seven days.

VI.

Exempt Securities Transactions

The   Pre-Clearance   Requirements   in   Section   V,   and   the   Reporting   Requirements   in

Section VII of this Code do not apply to:

-     transactions  in  an  account  over  which  an  Access  Person  has  no direct or indirect influence or control; or in any account held by an Access Person which is managed on a discretionary basis by a  Person  other  than  the  Access  Person,  and  with  respect  to which  the  Access  Person  does  not,  if  fact,  influence  or  control the transactions;

-     transactions  which  are  non-voluntary  on  the  part  of  the  Access

Person;

-     purchases    which    are    part    of    an    automatic    dividend

reinvestment plan;

-     purchases  as  a  result  of  the  exercise  by  an  Access  Person  of rights  issued  pro  rata  to  all  holders  of  a  class  of  Securities,  to the  extent  that  such  rights  were  acquired  from  the  issuer,  and the sale of such rights; and

-     other  similar  circumstances  as  determined  by  the  Director  of

Compliance.

VII.     Reporting

Reporting Requirements

Access Persons

Each  Access  Person  shall  provide  a  report  to  the  Compliance  Department  within  (30)

thirty  days  after  the  end  of  each  quarter  of  all  covered  personal  Securities  transactions during the quarter. Account statements  may  be  utilized  for  this  purpose.  Any  non-exempt transactions  in  securities  where  statements  are  not  provided  to  DAIC  must  be  separately

reported  by  the  employee  to  the  Compliance  department.   The  Compliance  department

will note the date of receipt on each statement or report.

For  any  employee  and  related  transactions  in  the  Dunham  Funds  and  the  Dunham  LP’s,

the  Compliance  department  is  provided  quarterly  with  a  list  of  transactions  by  account.

These accounts are initially noted by employees on the Employee Disclosure Form.

Access person transactions in these Dunham affiliated products are reviewed quarterly by the Compliance department.

Compliance Department Trades

The  Director  of  Client  Services  will  review  and  approve  all  personal  trading  conducted by  the  Director  of  Compliance  through  approvals  of  Trade  preclearance  requests  and  a review of accounts statements.

Form of Reports/Statements

Reports   or   statements   must   contain   the   following   information   with   respect   to   each

reportable transaction:

-     Date  and  nature  of  the  transaction  (purchase,  sale  or  any  other type of acquisition or disposition);

-     Title,  number  of  shares  or  principal  amount  of  each  Security and the price at which the transaction was effected; and

-     Name  of  the  broker,  dealer,  or  bank  with  or  through  whom  the transaction was effected.

Such report may contain a statement that the report is not to be construed as an admission that the person filing the report has or had any direct or indirect Beneficial Interest in any

Security described in the report.

Disclosure by New Access Persons of Personal Securities Holdings

Within  10  days  of  becoming  an  Access  Person,  an  employee  must  provide  a  Disclosure

Form  containing  a  list  of  all  covered  Securities  in  which  he  or  she  has  a  Beneficial

Ownership interest.

The  initial  disclosure  can  be  made  by  listing  each  security  currently  owned,  or  via attaching  account  statements  to  the  Brokerage  Account  disclosure  page  (statement  with

ending   date   within   45   days   of   employment).     If   holdings   have   changed   since   the

statement,  any  changes  should  be  disclosed  on  the  back  of  the  statement  or  on  a  separate form.

Annual Certification

All  Supervised  Persons  must  certify  annually  that  they  understand  the  Code,  have  had  an opportunity  to  ask  questions  about  the  Code,  and  will  comply  with  all  applicable  aspects of  the  Code.  Each  Access  Person  is  also  required  to  certify  that  DAIC  has  on  file  a complete  list  of  holdings.  This  certification  is  made  via  an  update  of  the  Employee

Disclosure Form by January 31 of each year.

VIII.  Confidentiality of Dunham & Associates Transactions

Any  information  relating  to  DAIC’s  clients  and  transactions  are  to  be  kept  confidential.

Disclosure  of  such  confidential  information  should  be  made  only  to  persons  who  are

specifically  authorized  to  receive  that  information.    Questions  or  concerns  regarding

confidential information should be directed to the Compliance Department.